Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 15, 2004, in the Registration Statement on Form S-8 of Grant Life Sciences, Inc.

/s/ Tanner LC

Salt Lake City, Utah
May 25, 2005